UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2026

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9200 E. Pima Center Parkway, Suite 250 Scottsdale, Arizona 85258
(Address of principal executive offices, including zip code)

(480) 305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPICQ	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 11, 2025, (the “Petition Date”), TPI Composites, Inc. (the “Company”) and its direct and indirect subsidiaries incorporated in the United States (such subsidiaries, together with the Company, collectively, the “Company Parties” or the “Debtors”) each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code” and such cases, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered for procedural purposes only under the caption “In re TPI Composites, Inc., et al.” Case No. 25-34655. As the Company has previously disclosed, the Debtors continue to engage with key stakeholders, including customers and the lenders under the DIP Credit Agreement (as defined below) and the lenders under the Credit Agreement and Guaranty, dated as of December 14, 2023, by and among the Company, as the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Oaktree Fund Administration, LLC (“Oaktree” or the “Administrative Agent”), as the Administrative Agent (as amended, modified or supplemented from time to time) regarding a potential restructuring transaction. The Company continues to operate its business in part as a result of advance payments and other accommodations from customers to help ensure continued production and delivery of products under existing customer supply agreements. Further, the Debtors have been conducting a competitive marketing process to sell all or part of their assets pursuant to Section 363 of the Bankruptcy Code or otherwise in accordance with bidding procedures approved by the Bankruptcy Court, including as disclosed below in this Current Report on Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Vestas India Transaction

On March 4, 2026, the Company, and certain of its direct and indirect subsidiaries entered into an Asset Purchase Agreement (the “India Purchase Agreement”) with Vestas Wind Technology India Private Limited (“Buyer”) and Vestas Wind Systems A/S (“Buyer Parent”) pursuant to which the Company and certain of its subsidiaries, including TPI Composites India Private Limited (“TPI India” collectively with the Company, “Sellers”) will sell and transfer to Buyer substantially all assets related to its manufacturing business in Chennai, India where Sellers manufacture wind blades for Buyer Parent and certain of its affiliates for a purchase price of $10,000,000 in cash, subject to certain purchase price adjustments set forth in the India Purchase Agreement and the assumption of certain liabilities (the “India APA Transaction”).

Pursuant to the India Purchase Agreement, the consummation of the India APA Transaction is subject to a number of closing conditions, including, among other things, (i) entry by the Bankruptcy Court of an order approving the portion of the India APA Transaction to be consummated by the Company and the other Debtors party thereto, (ii) receipt of certain third-party consents, approvals or waivers, and (iii) the execution of a termination and mutual release by and among the Company and certain of its affiliates, on one hand, and Buyer and Buyer Parent on the other, which, among other things, provides for the termination of the existing commercial and manufacturing arrangements between Buyer and its affiliates, on one hand, and Sellers and certain of their affiliates, on the other hand and a customary release of certain claims each party thereto, together with their affiliates, may have against the other.

The India Purchase Agreement may be terminated by Sellers or Buyer under certain circumstances, including, among others, if the India APA Transaction is not closed by June 30, 2026 (the “India APA Outside Date”). The India Purchase Agreement may also be terminated by Sellers if Buyer Parent ceases to provide certain agreed upon payment advances through to the India APA Outside Date.

The foregoing description of and references to the India Purchase Agreement are qualified in their entirety by reference to the full text of the India Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Vestas Mexico Transaction

On March 4, 2026, certain subsidiaries of the Company, TPI Mexico V, LLC (“TPI Mexico V”) and TPI Mexico VI, LLC (“TPI Mexico VI” and, together with TPI Mexico V, the “TPI Mexico Entities”), entered into an Equity Commitment Agreement (the “Equity Commitment Agreement”) with Vestas America Holdings, Inc. (the “Commitment Party”) and Buyer Parent, which provides, among other things, for the restructuring of the capital structure and liabilities of the TPI Mexico Entities pursuant to a joint plan of reorganization (the “Plan”). Pursuant to the Equity Commitment Agreement, TPI Mexico V and TPI Mexico VI will issue new equity interests representing 100% of the reorganized equity interests of TPI Mexico V and TPI Mexico VI to the Commitment Party in exchange for $13,999,999 in cash, subject to certain purchase price adjustments specified therein and the assumption of certain liabilities (the “Equity Transaction”).

Pursuant to the Equity Commitment Agreement, the consummation of the Equity Transaction is subject to a number of closing conditions, including, among other things, (i) entry by the Bankruptcy Court of an order confirming the Plan and the Equity Transaction and (ii) the consent to, and release of liens by, Oaktree Fund Administration, LLC or certain of its affiliates.

The Equity Commitment Agreement may be terminated by the Commitment Party or the TPI Mexico Entities under certain circumstances, including, among others, if the Bankruptcy Court denies confirmation of the Plan or if the Plan’s effective date has not occurred by June 30, 2026 (the “Mexico ECA Outside Date”).

Concurrently with the Equity Commitment Agreement, the Company and certain of its direct and indirect subsidiaries (collectively, the “Mexico APA Sellers”) entered into an Asset Purchase Agreement with the Commitment Party (the “Mexico Purchase Agreement”), pursuant to which the Commitment Party will purchase certain limited assets of each of the Mexico APA Sellers primarily related to the manufacturing of wind turbine blades in Matamoros, Mexico, in exchange for $1.00 and the assumption of certain liabilities (the “Mexico APA Transaction”). The Equity Commitment Agreement may also be terminated by the TPI Mexico Entities if the Commitment Party (or an affiliate thereof) ceases to provide certain agreed upon payment advances through to the Mexico ECA Outside Date.

Pursuant to the Mexico Purchase Agreement, the consummation of the Mexico APA Transaction is subject to a number of closing conditions, including, among other things, (i) entry by the Bankruptcy Court of an order approving the portion of the Mexico APA Transaction to be consummated by the Company and the other Debtors party thereto, (ii) the consummation of the Equity Transaction concurrently with the consummation of the Mexico APA Transaction and (iii) the satisfaction or waiver of all closing conditions under the Equity Commitment Agreement.

The Mexico Purchase Agreement may be terminated by the Commitment Party or the Mexico APA Sellers under certain circumstances, including, among others, if the Mexico APA Transaction is not closed by June 30, 2026 (the “Mexico APA Outside Date”). The Mexico Purchase Agreement may also be terminated by the Mexico APA Sellers if the Commitment Party (or an affiliate thereof) ceases to provide certain agreed upon payment advances through to the Mexico APA Outside Date.

The foregoing descriptions of and references to the Mexico Purchase Agreement and the Equity Commitment Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On March 1, 2026, the Company received a letter from the Administrative Agent regarding an Event of Default occurring under the Super-Priority Senior Secured Priming Debtor-in-Possession Credit Agreement and Guaranty, dated as of August 14, 2025, among the Company, as the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Oaktree as the Administrative Agent (as amended, modified or supplemented from time to time, the “DIP Credit Agreement”). All capitalized terms not defined herein but defined in the DIP Credit Agreement shall have the meanings given to such terms in the DIP Credit Agreement.

The letter notified and confirmed to the Borrower that, because, among other things, as of the date of the letter, the Bankruptcy Court has not entered a Disclosure Statement Order (nor any other order approving the adequacy of a disclosure statement in connection with a chapter 11 plan for the Debtors), an Event of Default under the DIP Credit Agreement has occurred and is continuing pursuant to Section 11.01(g) (Events of Default) of the DIP Credit Agreement (the “Specified Default”). As a result, default interest will begin to accrue in accordance with the terms of the DIP Credit Agreement and the Bankruptcy Court order that approved the DIP Credit Agreement.

The DIP Credit Agreement remains in effect, and as of the date of this report, the Company continues to engage with the Lenders regarding the Specified Default, any other potential Default arising under the DIP Credit Agreement, and next steps related thereto.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: the Company’s entry into the India Purchase Agreement with the Buyer and the related India APA Transaction, the Company’s entry into the Equity Commitment Agreement with the Commitment Party and the related Equity Transaction, and the Company’s entry into the Mexico Purchase Agreement and the related Mexico APA Transaction, as well as the event of the Specified Default and related actions of the Company and the Lender under the DIP Credit Agreement as described herein. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the Company’s ability to consummate the India APA Transaction, the Equity Transaction, and/or the Mexico APA Transaction, including the Company’s ability to satisfy the conditions of the applicable agreements and receive the requisite regulatory approvals as well as enter into agreements and complete sales of its remaining assets, the Company’s ability to repay the amounts owed under the DIP Credit Agreement, including at the Default Rate, the Company’s ability to continue its operations with the requisite financing and regulatory approvals, among other things, as well as the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and subsequent reports filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of March 4, 2026, by and among TPI Composites, Inc., TPI Composites India Private Limited, certain non-debtor subsidiaries of TPI Composites, Inc., Vestas Wind Systems A/S and Vestas Wind Technology India Private Limited.

10.2*	Asset Purchase Agreement, dated as of March 4, 2026, by and among TPI Composites, Inc., certain of its debtor and non-debtor subsidiaries, and Vestas America Holdings, Inc.

10.3	Equity Commitment Agreement, dated as of March 4, 2026, by among TPI Mexico V, LLC, TPI Mexico VI, LLC, Vestas America Holdings, Inc. and Vestas Wind Systems A/S.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI COMPOSITES, INC.

Date: March 5, 2026	By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer